UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BROAD SCOPE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0004161
State of incorporation or organization	(I.R.S. Employer Identification No.)

307 - 2185 West 8th Avenue, Vancouver, British Columbia Canada V6K 2A5
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

Securities Act registration statement file number to which this form relates: 333-107105 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-107105, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)
3.2	Bylaws (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)
5.1

Opinion of Clark, Wilson regarding the legality of the securities being registered (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)

10.1

Domain Name Assignment Agreement, dated May 2, 2003, between Broad Scope Enterprises, Inc. and Hon Kit Ng (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)

10.2

Subscription Agreement, dated April 20, 2003, between Broad Scope Enterprises Inc. and Hon Kit Ng (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)

10.3

Subscription Agreement, dated May 1, 2003, between Broad Scope Enterprises Inc. and Hon Kit Ng (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)

10.4

Subscription Agreement, dated May 2, 2003, between Broad Scope Enterprises Inc. and Simon Au (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)

10.5

Form of Subscription Agreement between Broad Scope Enterprises Inc. and each of the following persons (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003):

	Name	Amount of Common Shares Purchased at $0.01 per Share
	Kwok Kin Som	$2,000
	Sharlene Shah	$2,150
	Shazad Shah	$1,000
	Alistaire Anderson	$600
	Russell McRae	$1,000
	Troy Mutter	$1,750
	Tim Bozenkool	$500
	Jasmin Fuller	$1,000
	Sophie Jong	$1,000
	Gordon Rioux	$400
	Elvie Gee	$800
	Allan McRae	$500
	Ellen Gee	$500
	Amy Li	$500
	Elsie Gee	$500
	Simon Gee	$400
	Danile Fredericks	$1,400
	Edy Dere	$1,000
	Thanh Nguyen	$1,000
	Kenneth Fong	$2,000
	David Woo	$1,000
	Steve Sweeney	$500
	Nadia Girolamo	$700
	Doug Fung	$3,000
	Yim Chiu Kwan	$500
	Joe Oliverio	$500
	Patrick Fung	$1,000
	Melinda Au	$3,600
	Dhananjai Borwankar	$1,000
	Adam Van Dyke	$200
	Annie Ho	$500

21.	Subsidiaries of Broad Scope Enterprises, Inc. Broad Scope Entertainment, Inc. (Nevada)
23.1	Consent of Manning Elliott, Chartered Accountants (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed on July 17, 2003)
24.1

Power of Attorney (contained on the signature pages of this registration statement) (incorporated herein by reference to the exhibits filed with the Registrant's Registration Statement on Form SB-2 filed July 17, 2003)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROAD SCOPE ENTERPRISES, INC.

Date: July 22, 2003

/s/ Hon Kit Ng
By: Hon Kit Ng President, Secretary,
Treasurer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer)